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                                 EXHIBIT  22.1

                            LAKELAND BANCORP, INC.
                        SUBSIDIARIES OF THE REGISTRANT



        NAME                                     JURISDICTION OF INCORPORATION
        ----                                     -----------------------------

Lakeland Bank                                    New Jersey chartered bank

Lakeland Investment Corporation                  Delaware

Metropolitan State Bank                          New Jersey chartered bank

M.S.B. Investment, Inc.                          New Jersey



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